EXHIBIT 99.1






                       CABELTEL INTERNATIONAL CORPORATION
                             ANNOUNCES 2004 RESULTS


FOR IMMEDIATE RELEASE
                                                         Contact: Gene Bertcher
                                                                  Oscar Smith
                                                         Phone:   (972) 407-8400

Dallas, Texas, (Business Wire) April 19, 2005...CabelTel International Corporation (formerly Greenbriar Corporation) (AMEX: GBR) announced today its operating results for fiscal year 2004. Throughout this release CableTel International Corporation is also referred to as "the Company."

Operating revenues for the Company's year ending December 31, 2004 were $11,049,000 compared to $8,338,000 for the prior year. The Company's net loss in 2004 was $2,165,000 compared to net earnings of $455,000 in 2003. The net loss applicable to common shares for 2004 was $2,323,000 compared to net earnings of $455,000 for 2003. The fully diluted loss per share in 2004 was $2.38 compared to 2003's fully diluted earnings per share of $0.43.

On October 12, 2004 the Company acquired two privately-held U.S. Corporations in exchange for 31,500 shares of newly-designated Series J 2% Preferred Stock. The two U.S. corporations collectively own 100% of Tacaruna BV, a Netherlands company, which in turn directly and indirectly owns a combined 74.8% of CableTEL AD ("CableTEL"). CableTEL is a cable television operator in the Country of Bulgaria. At present CableTEL believes it is the largest cable television operator in Bulgaria and estimates that its cable subscribers represent approximately 11.5% of the market in Bulgaria. CableTEL also operates fixed voice telephony services and provides internet access data services, primarily in Bulgaria.

The Series J 2% Preferred Stock is not convertible to common stock. However, in accordance with certain terms of the acquisition agreement CabelTel International Corporation is required to seek shareholder approval of an exchange of the Series J 2% Preferred Stock for 8,788,000 shares of the Company's common stock. On a pro forma basis, including the 8,788,000 shares potentially to be issued, the net loss per common share for 2004 was $0.24 compared to net earnings of $0.05 for 2003.

While CabelTel International Corporation was the acquiring company, due to the relative values of the entities for reporting purposes the transaction was accounted for as a reverse acquisition. This means that CabelTel International Corporation is being accounted for as if it had been acquired by CableTEL AD. For that reason, in the 2004 Form 10-K presentation, the Company's Income Statements for 2002 and 2003 only represent the operations of CableTEL AD. The 2004 Income Statement reflects the operations of CableTEL AD combined with CabelTel International Corporation as if acquired on October 1, 2004. The Balance Sheets represent only CableTEL AD for December 31, 2003 and the consolidated Company as of December 31, 2004.

During the past eighteen months CableTEL has substantially completed the first fiber optic backbone in Bulgaria with connectivity to Turkey, Greece, Romania and Macedonia. The total investment in the backbone will be approximately $30,000,000. Most of the costs of building the backbone were incurred in 2004 and were financed both through debt and vendor financing.

CableTEL included three separate and independent fiber optic ducts in the backbone and only needs one for its operations. The other two ducts are being constructed for the purpose of sale to independent third parties. CableTEL has sold one duct for a total contract price of approximately $13,000,000. It received approximately $1,800,000 of the contract in 2004 and anticipates receiving the balance of $11.2 million in 2005, primarily in the first half of the year. CableTEL is actively pursuing the sale of the remaining duct.

The  Company   changed  its  name  from   Greenbriar   Corporation  to  CabelTel
International Corporation in February of this year.

         "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Any of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances, operations, and prospects. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and may also materially differ from CabelTel International Corporation's actual future experience involving any one or more of such matters and subject areas relating to interest rate fluctuations, ability to obtain adequate debit and equity financing, demand, pricing, competition, construction, licensing, permitting, construction delays on new developments, contractual and licensure matters and other delays on the disposition, transition, or restructuring of currently or previously owned, leased or managed investments in the Company's portfolio, and the ability of the Company to continue managing its costs and cash flow. CabelTel International Corporation has attempted to identify, in context, certain of the factors that the Company currently believes may cause actual future experience and results to differ from CabelTel International Corporation's current expectations regarding the relevant matter or subject area. These and other risks and uncertainties are detailed in the Company's reports filed with the Securities and Exchange Commission (SEC), including Greenbriar Corporation's Annual Reports on form 10-K and Quarterly Reports on Form 10-Q.


               CabelTel International Corporation and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                  December 31,

                                     ASSETS

                                                                     2004           2003
                                                                 -----------    -----------
CURRENT ASSETS
    Cash and cash equivalents                                    $     1,352    $     1,427
    Accounts receivable - trade                                        1,016            443
    Notes receivable                                                     856           --
    Inventory                                                          1,166            235
    Assets held for sale                                               3,939           --
    Other current assets, net                                            710          1,573
                                                                 -----------    -----------

                        Total Current Assets                           3,678



PROPERTS AND EQUIPTMENT, AT COST
    Land and improvements                                        $     2,114           --
    Buildings and improvements                                         9,982            544
    Equipment and furnishings                                         12,246          7,378
    Assets under construction                                         11,571          3,833
    Proven oil and gas properties (full cost method)                   1,357           --
                                                                 -----------    -----------
                                                                      37,270         11,755

    Less accumulated depreciation, depletion, and amortization        (5,172)        (3,454)
                                                                 -----------    -----------
                                                                      32,098          8,301

Goodwill                                                               8,339          2,905

OTHER ASSETS                                                           1,037             80
                                                                 -----------    -----------

Total Assets                                                     $    50,513    $    14,964
                                                                 ===========    ===========




               CabelTel International Corporation and Subsidiaries

                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                  (Amounts in thousands, except share amounts)

                                  December 31,

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                     2004           2003
                                                                 -----------    -----------

CURRENT LIABILITIES
    Current maturities of long-term debt                         $     9,603    $     2,553
    Current notes payable                                               --              352
    Accounts payable - trade                                           3,887            964
    Accrued expenses                                                   9,498            134
    Other current liabilities                                          1,792          2,211
                                                                 -----------    -----------

                     Total Current Liabilities                        24,780          6,214


LONG-TERM DEBT
    Long-term debt                                                     9,740           --
    Long-term debt -- related parties                                 10,523          2,120
                                                                 -----------    -----------
                                                                      20,263          2,120
                                                                 -----------    -----------


OTHER LONG-TERM LIABILITIES                                            1,557             68
                                                                 -----------    -----------

                         Total Liabilities                            46,600          8,402

Minority Interest                                                      2,954            827

STOCKHOLDERS' EQUITY
    Preferred stock, Series B                                              1              1
    Preferred stock, Series J                                          3,150           --
    Common stock, $.01 par value; authorized, 4,000,000
       shares; issued and outstanding, 977,000 shares issued
       and outstanding                                                    10             10
    Additional paid-in capital                                             4          5,575
    Accumulated other comprehensive income (loss)                      1,014          1,204
    Retained earnings                                                 (3,220)        (1,055)

                                                                         959          5,735
                                                                 -----------    -----------

Total liabilities & equity                                            50,513         14,964
                                                                 ===========    ===========


               CabelTel International Corporation and Subsidiaries

                       CONSOLIDATED STATEMENT OF OPERATONS
                  (Amounts in thousands, except share amounts)

                             Year ended December 31,
                                                            2004        2003        2002
                                                          --------    --------    --------
Revenue
    Cable operations                                      $  9,463    $  8,338    $  6,262
    Real estate operations                                   1,173        --          --
    Oil and gas operations                                     413        --          --
                                                          --------    --------    --------
                                                            11,049       8,338       6,262
                                                          --------    --------    --------
Operating expenses
    Cable operations                                         6,226       5,731       3,286
    Real estate operations                                     722        --          --
    Oil and gas operations                                     237        --          --
    Lease expense                                            1,178         560         613
    Depreciation, depletion, and amortization                1,612       1,439         913
    Corporate general and administrative                     4,166       1,056         921
                                                          --------    --------    --------
                                                            14,141       8,786       5,733
                                                          --------    --------    --------

                 Operating earnings (loss)                  (3,092)       (448)        529

Other income (expense)
    Interest income                                             44           6           5
    Interest expense                                          (926)       (202)        (45)
    Gain on foreign transactions, net                          241         413         338
    Gain on sale of assets, net                                844         368        --
    Other income (expense), net                                325         389           1
                                                          --------    --------    --------
                                                               528         974         299
                                                          --------    --------    --------
Earnings (loss) before income taxes
    and minority interest                                   (2,564)        526         828

Income tax (income) expense                                     32         (66)        122

Minority interest                                             (431)        137         109
                                                          --------    --------    --------

         Net earnings (loss) from continuing operations     (2,165)        455         597
                                                          --------    --------    --------

Discontinued operations                                       --          --          (508)

Net income (loss)                                         $ (2,165)   $    455    $     89
Preferred dividend requirement                                (158)       --          --
                                                          --------    --------    --------

Net income (loss) applicable to common shares             $ (2,323)   $    455    $     89
                                                          ========    ========    ========

Earnings per share - basic
    Net income (loss) from continuing operations          $  (2.38)   $   0.47    $   0.61
    Discontinued operations                                   --          --         (0.52)
                                                          --------    --------    --------
               Net earnings (loss) per share              $  (2.38)   $   0.47    $   0.09

Basic weighted average common shares                           977         977         977



CONSOLIDATION OF OPERTATION - CONTINUED



Earnings per share - diluted
    Net income (loss) from continuing operations          $  (2.38)   $   0.43    $   0.60
    Discontinued operations                                   --          --         (0.51)
                                                          --------    --------    --------
               Net earnings (loss) per share              $  (2.38)   $   0.43    $   0.09

Diluted weighted average common shares                         977       1,057         997


In accordance with the provisions of the acquisition agreement the Company is required to have a shareholder vote permitting the Series J shareholders to convert into 8,788,000 shares of the Company's common stock. The following pro forma earnings per share assume such conversion has occurred.



Pro-forma earnings per share - diluted
    Net income (loss) from continuing operations          $  (0.24)   $   0.05    $   0.06
    Discontinued operations                                   --          --         (0.05)
                                                          --------    --------    --------
               Net earnings (loss) per share              $  (0.24)   $   0.05    $   0.01

Diluted weighted average common shares                       9,766       9,846       9,786